Exhibit 99.1

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is entered into as of July 14, 2017, by and among (a) H&E Equipment Services, Inc., a Delaware corporation (“Parent”), and (b)(i) Wayzata Opportunities Fund II, L.P. (“Opportunities Fund”) and (ii) Wayzata Opportunities Fund Offshore II, L.P. (“Opportunities Fund Offshore” and, together with Opportunities Fund, the “Stockholders” and each individually, a “Stockholder”). Defined terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among Parent, Neff Corporation (the “Company”), and Yellow Iron Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), as the Merger Agreement is in effect on the date hereof.

WITNESSETH:

WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including power to dispose of (or to direct the disposition of) and has the power to vote (or to direct the voting of)) the number of shares of Class B common stock, par value $0.01 per share (the “Class B Shares”), of the Company and the number of Common Units (the “LLC Units”) of Neff Holdings LLC (“Holdings”), in each case set forth opposite the name of such Stockholder on Schedule I hereto;

WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which the parties have agreed to consummate the Merger, subject to the terms and conditions set forth therein;

WHEREAS, the Special Committee has recommended to the Company Board that the Company Board should approve the Merger Agreement and the transactions contemplated thereby;

WHEREAS, the Company Board, subsequent to and consistent with the recommendation of the Special Committee, has unanimously (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and the Transaction Documents, (b) approved the execution, delivery and performance of the Merger Agreement (which constitutes an “agreement of merger” as such term is used in Section 251 of the DGCL) and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Merger, in accordance with the DGCL and (c) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend adoption of the Merger Agreement by the stockholders of the Company and directed that the adoption of the Merger Agreement be submitted to the stockholders of the Company;

WHEREAS, assuming the representations and warranties of Parent and Merger Sub contained in Section 4.1(b) of the Merger Agreement are true and correct, the Company Board has approved the execution, delivery and performance of this Agreement by the parties hereto and has taken all other action necessary to render inapplicable to this Agreement (and the transactions contemplated hereby), any Takeover Statutes; and

WHEREAS, concurrently herewith each of the Stockholders has executed and delivered to Parent a written consent (a “Stockholder Consent”) approving the Merger Agreement, the Merger and the other transactions contemplated thereby in accordance with the DGCL, effective immediately following the execution and delivery of the Merger Agreement, which Stockholder Consent is irrevocable, except as provided in Section 5.1 below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Other Definitions. For purposes of this Agreement:

(a)    “Affiliate” means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate or Subsidiary of any Stockholder.

(b)    “Class A Shares” means any shares of Class A common stock, par value $0.01 per share, of the Company.

(c)    “Company Shares” means any equity of the Company, including Class A Shares and Class B Shares.

(d)    “Constructive Disposition” means, with respect to any Stockholder Owned Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(e)    “Permitted Transfer” means a Transfer of Stockholder Owned Shares or Stockholder Owned Units by a Stockholder to an Affiliate or Related Fund of such Stockholder, provided that, (x) such Affiliate or Related Fund shall remain an Affiliate or Related Fund of such Stockholder at all times following such Transfer until immediately following the earlier of the Effective Time and termination of this Agreement in accordance with its terms, and (y) prior to the effectiveness of such Transfer, such Affiliate or Related Fund executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to (A) assume all of such Stockholder’s obligations hereunder in respect of the Stockholder Owned Shares or Stockholder Owned Units subject to such Transfer, (B) assume all of such Stockholder’s obligations under the Key Holders Exchange Agreement in respect of the Stockholder Owned Units subject to such Transfer and (C) be bound by the terms of this Agreement and the Key Holders Exchange Agreement with respect to the Stockholder Owned Shares or Stockholder Owned Units subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make, as of the date of such Transfer, each of the representations and warranties such Stockholder shall have made hereunder and under the Key Holders Exchange Agreement (the written agreement contemplated by this clause (y), the “Transferee Joinder”). Upon the effectiveness of any Permitted Transfer, Parent or the Company shall amend Schedule I hereto to reflect such Transfer.

(f)    “Person” means any natural person, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(g)    “Related Fund” means, with respect to any Stockholder, any fund, account or investment vehicle that is under common control or management with such Stockholder.

(h)    “Representative” means, with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such Person.

(i)    “Stockholder Owned Units” means, with respect to any Stockholder, the LLC Units set forth next to the name of such Stockholder on Schedule I hereto, together with any other equity securities of Holdings that are directly or indirectly acquired by such Stockholder prior to the termination of this Agreement in accordance with the terms hereof.

(j)    “Stockholder Owned Shares” means, with respect to any Stockholder, the Class B Shares set forth next to the name of such Stockholder on Schedule I hereto, together with any other Company Shares that are directly or indirectly acquired by such Stockholder prior to the termination of this Agreement in accordance with the terms hereof. For the avoidance of doubt, “Stockholder Owned Shares” with respect to any Stockholder shall include any Class A Shares received by such Stockholder in the Specified Exchange.

ARTICLE II

VOTING AGREEMENT AND GRANT OF IRREVOCABLE PROXY

Section 2.1    Agreement to Vote the Stockholder Owned Shares.

(a)    From and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, at any meeting of the Company’s stockholders (or any adjournment or postponement thereof), however called, and, except for clause (i) below, in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Stockholder agrees to take the following actions (or to cause the applicable holder of record of its Stockholder Owned Shares to take the following actions):

(i)    to appear and be present (in accordance with the Company Bylaws) at such meeting of the Company’s stockholders;

(ii)    to affirmatively vote and cause to be voted all of its Stockholder Owned Shares in favor of (“for”), or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent in favor of (“for”), the adoption of the Merger Agreement and the approval of all of the transactions contemplated by the Merger Agreement, including the Merger, to the extent that such matters are submitted for a vote at any such meeting or are the subject of any such written consent; and

(iii)    to vote and cause to be voted all of its Stockholder Owned Shares against, and not provide any written consent with respect to or for, the adoption or approval of (1) any Acquisition Proposal (and the transactions contemplated thereby), (2) any action, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (x) a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement set forth in Sections 7.1 and 7.2 of the Merger Agreement, and (3) any agreement (including, without limitation, any amendment, waiver, release from, or non-enforcement of any agreement), any amendment or restatement of the Company Certificate or the Company Bylaws, or any other action (or failure to act), to the extent such agreement, amendment or restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

(b)    Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate, or prevent, impair or delay such Stockholder from performing such Stockholder’s obligations under, the provisions and agreements set forth in this Article II.

Section 2.2    Irrevocable Proxy.

(a)    As security for and in furtherance of the Stockholders’ agreements in Section 2.1 of this Agreement, each Stockholder hereby appoints Parent and Parent’s designees, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, prior to the termination of this Agreement, all Stockholder Owned Shares owned by such Stockholder (at any meeting of the Company’s stockholders (or any adjournment or postponement thereof), however called), or to execute one or more written consents in respect of such Stockholder Owned Shares, in either case solely with respect to the matters described in Section 2.1(a) of this Agreement and in the manner expressly provided in Section 2.1(a). The foregoing proxy granted by each Stockholder shall become immediately and automatically exercisable by Parent (and Parent’s designees) if, and only if, (x) such Stockholder fails for any reason to comply with any of its voting and other obligations set forth in Section 2.1(a) above and (y) such Stockholder shall have failed to so comply within one (1) business day after receipt by such Stockholder of written notice of demand for compliance from Parent, whereupon Parent shall then immediately and automatically have the right to cause to be present or vote such Stockholder’s Stockholder Owned Shares, or to execute one or more written consents in respect of such Stockholder’s Stockholder Owned Shares, solely with respect to the meeting or matter for which such Stockholder failed to be present, vote or consent (as applicable) in accordance with the provisions of Section 2.1(a).

(b)    The proxy granted by each Stockholder pursuant to Section 2.2(a) shall (i) be valid and irrevocable until the valid termination of this Agreement in accordance with (or as otherwise provided in) Section 5.1 hereof and (ii) automatically terminate and be deemed revoked upon the valid termination of this Agreement in accordance with (or as otherwise provided in) Section 5.1 hereof. Each Stockholder represents that any and all other proxies and powers of attorney heretofore given in respect of the Stockholder Owned Shares owned by such Stockholder that are currently in effect are revocable, and that such other proxies have been revoked. Each Stockholder affirms that the proxy granted by such Stockholder pursuant to Section 2.2(a) is: (x) given (A) in connection with the execution of the Merger Agreement and (B) to secure the performance of such Stockholder’s obligations under Section 2.1(a), (y) coupled with an interest and may not be revoked or terminated except as otherwise provided in this Agreement and (z) intended to be irrevocable prior to valid termination of this Agreement. All authority conferred by each Stockholder to Parent and Parent’s designees pursuant to Section 2.2(a) shall be binding upon the successors and assigns of such Stockholder. Subject to the other terms and provisions of this Agreement, each Stockholder shall retain the right to vote or cause to be voted all of such Stockholder’s Stockholder Owned Shares in its sole discretion on all matters not described in Section 2.1(a). Each Stockholder agrees that it will not take any action that would render invalid the valid exercise of the proxy granted by each Stockholder pursuant to Section 2.2(a) in accordance with its terms by Parent and Parent’s designees.

ARTICLE III

STANDSTILL AND NON-SOLICITATION

Section 3.1    Standstill in Respect of Stockholder Owned Shares and Stockholder Owned Units

Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, such Stockholder shall not, directly or indirectly, except as (i) specifically requested or approved by Parent in writing or (ii) expressly contemplated by this Agreement:

(a)    other than a Permitted Transfer, sell, transfer (including by operation of Law), exchange, gift, tender, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition) (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to a Transfer of, any or all of such Stockholder’s Stockholder Owned Shares or Stockholder Owned Units (or any right, title or interest thereto or therein);

(b)    deposit any of such Stockholder’s Stockholder Owned Shares or Stockholder Owned Units into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of such Stockholder’s Stockholder Owned Shares or Stockholder Owned Units;

(c)    acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its Subsidiaries;

(d)    make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company to (i) not adopt the Merger Agreement or (ii) approve any other matter that if approved would reasonably be expected to interfere, impair or delay the consummation of the Merger;

(e)    make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions), any extraordinary transaction involving the Company or its securities or material assets, except as required by Law;

(f)    form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (a)-(e) of this Section 3.1; or

(g)    agree (whether or not in writing) to take any of the actions referred to in this Section 3.1.

Any action taken in violation of the foregoing shall be null and void ab initio. For the avoidance of doubt, a Stockholder may deposit its Stockholder Owned Shares and/or Stockholder Owned Units with any custodian, broker, nominee or other Person who holds such Stockholder’s Stockholder Owned Shares or Stockholder Owned Units on behalf of such Stockholder solely for purposes of facilitating the Specified Exchange (as defined in the Key Holders Exchange Agreement) provided that such Stockholder maintains the sole power to direct the vote and disposition of such Stockholder Owned Shares and Stockholder Owned Units.

Section 3.2    Additional Stockholder Owned Shares and Stockholder Owned Units. Until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder shall promptly notify Parent of the number of Company Shares or LLC Units, if any, as to which such Stockholder acquires record or beneficial ownership after the date hereof, except for any Company Shares acquired by such Stockholder in the Specified Exchange. Any Company Shares or LLC Units as to which such Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement (including Company Shares acquired by such Stockholder in the Specified Exchange) shall be Stockholder Owned Shares or Stockholder Owned Units, as applicable, for purposes of this Agreement. In the event of a stock or unit split, stock or unit dividend or distribution, or any change in the Company Shares or the LLC Units by reason of any stock or unit split, reverse stock or unit split, recapitalization, combination, reclassification, reincorporation, exchange of shares or interests or similar occurrence, the term “Stockholder Owned Shares” or “Stockholder Owned Units,” as applicable, shall be deemed to refer to and include any shares or units which are received by a Stockholder in any such transaction.

Section 3.3    Acquisition Proposals.

(a)    From the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder (i) shall terminate all soliciting activities, discussions and negotiations by or on behalf of such Stockholder with any Person (other than the Company, Parent, Merger Sub or their respective Representatives) regarding any proposal, expression of interest, request for information, or other communication that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) shall not, and shall cause its Representatives not to, directly or indirectly, (A) propose, make, submit or announce an Acquisition Proposal, (B) solicit, initiate, or knowingly encourage or knowingly facilitate (including by means of furnishing any information or responding to any communication), any inquiries or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (C) enter into any agreement (whether binding, non-binding, conditional or otherwise) with respect to an Acquisition Proposal, (D) knowingly cooperate with, assist, or participate in any effort by, any Person (or any Representative of a Person) that has made, is seeking to make, has informed the Company or such Stockholder of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or (E) otherwise knowingly facilitate an Acquisition Proposal; (iii) shall promptly (and in any case within one (1) business day) notify Parent or its Representatives in writing of such Stockholder’s receipt of any Acquisition Proposal or any request for discussions or negotiations with respect to any Acquisition Proposal, and provide Parent with copies of all documents and other written communications received by such Stockholder setting forth the terms and conditions of such Acquisition Proposal, and (iv) shall keep Parent informed on a reasonably prompt and current basis of the status of any such Acquisition Proposal received by such Stockholder (including the content and status of all material discussions and communications in respect thereof and any change or proposed change to the terms thereof).

(b)    Notwithstanding anything to the contrary in this Section 3.3 and provided such Stockholder has not breached this Section 3.3, solely to the extent the Company is permitted under the terms of Section 6.8 of the Merger Agreement to, and the Company Board or the Special Committee has determined to, initiate, solicit, facilitate, encourage or enter into discussions or negotiations regarding (i) an Acquisition Proposal or (ii) inquiries, proposals, offers, efforts or attempts that may lead to an Acquisition Proposal, such Stockholder and its Representatives may, at the request of the Company, cooperate, assist or participate in any such action, provided that such action by such Stockholder and its Representatives would be permitted to be taken by the Company pursuant to the terms of the Merger Agreement.

(c)    For purposes of this Section 3.3, any officer, director, employee, agent or advisor of the Company (in each case, solely in their capacities as such) will be deemed not to be a Representative of any such Stockholder. For the avoidance of doubt, (i) nothing in this Section 3.3 shall affect in any way the obligations of any Person (including the Company and its Representatives) under the Merger Agreement, and (ii) the Company is not a Representative of any Stockholder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to Parent as follows:

Section 4.1    Authority; Binding Nature. Such Stockholder has full limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Stockholder. The execution and delivery of this Agreement by such Stockholder, the performance of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder have been duly and validly authorized by all necessary limited partnership action on the part of such Stockholder. No other proceedings on the part of such Stockholder are necessary to approve this Agreement by such Stockholder or to consummate the transactions contemplated hereby to be consummated by such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

Section 4.2    Ownership of Shares and LLC Units. As of the date hereof, such Stockholder beneficially owns the number of (a) Company Shares and (b) LLC Units, in each case set forth opposite the name of such Stockholder on Schedule I hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (except for proxies, restrictions, claims and Liens in favor of Parent pursuant to this Agreement, transfer restrictions imposed by Holdings’ operating agreement, and transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws). Such Stockholder has the sole power to vote (or cause to be voted) the Stockholder Owned Shares and the Stockholder Owned Units, the sole power to dispose of the Stockholder Owned Shares and the Stockholder Owned Units and good and valid title to the Stockholder Owned Shares and the Stockholder Owned Units. As of the date hereof, such Stockholder does not own, beneficially or of record, any Equity Interests of the Company or Holdings other than the Company Shares and the LLC Units set forth opposite the name of such Stockholder on Schedule I hereto and other than Class A Shares the Stockholder may be deemed to own beneficially solely due to such Stockholder’s ownership of such LLC Units listed on Schedule I hereto and as disclosed in the filings made by, or on behalf of, such Stockholder with the SEC pursuant to Section 13(g) of the Exchange Act or Section 16(a) of the Exchange Act.

Section 4.3    No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations under this Agreement, will (a) conflict with or violate any provision of the organizational documents of such Stockholder or (b) (i) violate any Law applicable to such Stockholder or any of its properties or assets, or (ii) result in the creation by such Stockholder of any Lien upon its Stockholder Owned Shares or Stockholder Owned Units (other than Liens in favor of Parent hereunder) or violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which such Stockholder or any of its properties or assets may be bound or affected, except for, in the case of clause (b)(ii), any such violations, conflicts, losses, defaults, terminations, cancellations or accelerations that would not reasonably be expected to prevent the performance by such Stockholder of its obligations under this Agreement.

Section 4.4    Absence of Litigation. As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such Stockholder’s knowledge, threatened against or involving or affecting, such Stockholder, its Company Shares or its LLC Units that would reasonably be expected to impair the ability of such Stockholder to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Stockholder.

Section 4.5    Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Parent or any of their respective subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor or other Person retained or engaged by the Company).

Section 4.6    Reliance by Parent. Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE V

TERMINATION

Section 5.1    Termination.

(a)    Subject to Section 5.1(b), this Agreement shall terminate, without further action by any of the parties hereto, immediately upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and each of the Stockholders, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the consummation of the Merger. In addition, subject to Section 5.1(b), this Agreement shall terminate upon the election of the Stockholders if there shall be any material amendment, supplement or modification to, or material waiver of any provision of, the Merger Agreement that reduces the amount of or changes the form of consideration payable to stockholders of the Company pursuant to the Merger Agreement as in effect on the date of this Agreement. Subject to Section 5.1(b), upon termination of this Agreement in accordance with this Section 5.1(a), (x) this Agreement shall be deemed null and void and shall have no further force or effect, (y) other than a termination in accordance with clause (iii) of this Section 5.1(a), the Stockholder Consent and any other consent executed pursuant hereto shall be deemed null and void and shall have no further force or effect and (z) there shall be no liability or obligation hereunder on the part of Parent or any of the Stockholders or any of their respective Affiliates, or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns.

(b)    Notwithstanding Section 5.1(a), termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s willful and material breach of any of the terms of this Agreement prior to such termination. For purposes of this Agreement, the “willful and material breach” by any party hereto of the terms of this Agreement shall mean an act or a failure to act by such party with the actual knowledge that the taking of such act or failure to take such act is reasonably likely to cause or result in a material breach of this Agreement and does actually cause or result in a material breach of this Agreement. The provisions of this Article V and Article VI hereof shall survive the termination of this Agreement. Unless this Agreement has been terminated in accordance with Section 5.1(a), the obligations of the Stockholders hereunder shall apply whether or not the Merger Agreement, the Merger or any action described herein is recommended by the Company Board (or any committee thereof).

ARTICLE VI

MISCELLANEOUS

Section 6.1    Appraisal Rights; Claims.

(a)    To the extent permitted by applicable Law, each Stockholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger and the other transactions contemplated by the Merger Agreement that such Stockholder may have under Section 262 of the DGCL or other similar Law.

(b)    Each Stockholder agrees (on its own behalf and on behalf of its successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise, based on its status as a stockholder of the Company relating to the negotiation, execution or delivery of the Merger Agreement or the consummation of the Merger.

Section 6.2    Documentation and Information. Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent of its identity and holdings of the Stockholder Owned Shares and the Stockholder Owned Units and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any transactions contemplated by the Merger Agreement; provided, that (A) any such publication or disclosure (except for filings required under the Exchange Act or any such publication or disclosure as may be required by applicable Law) shall be subject to the prior written approval of the Stockholders (such approval not to be unreasonably withheld, conditioned or delayed) and (B) to the extent practicable, each Stockholder shall be afforded a reasonable opportunity to review and comment on any such publication or disclosure required under the Exchange Act or as may be required by applicable Law, and (ii) will use its commercially reasonable efforts to give to Parent, as promptly as practicable after such Stockholder receives a written request therefor from Parent, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents. Each Stockholder will use its commercially reasonable efforts to notify Parent, as promptly as practicable, of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information has become false or misleading in any material respect. Each Stockholder agrees not to issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Parent, except for filings required under the Exchange Act or such publication or disclosure as may be required by applicable Law, provided, that, to the extent practicable, Parent shall be afforded a reasonable opportunity to review and comment on any such proposed filing, publication or disclosure.

Section 6.3    Further Actions. From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, each Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

Section 6.4    Amendments and Waivers. Except for amendments to Schedule I hereto in accordance with the terms of this Agreement, this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 6.5    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means, including signatures received as a .pdf attachment to electronic mail), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 6.6    Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement, and any Action, dispute or other controversy arising out of or relating hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law principles thereof. Each party agrees that any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby shall be brought, heard, tried and determined exclusively in the Chosen Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (b) irrevocably and unconditionally waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) irrevocably and unconditionally waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (d) agrees that service of process upon such party in any such action or proceeding that is given in accordance with Section 6.7 of this Agreement or in such other manner as may be permitted by applicable Law shall be valid, effective and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

Section 6.7    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given or received (i) when personally delivered, (ii) on the date sent by email of a “portable document format” (.pdf) document (so long as written notice of such transmission is sent within two (2) business days thereafter by another delivery method hereunder) or (iii) one (1) business day following the date sent if such notice is sent by FedEx or another nationally recognized overnight delivery service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to either Stockholder, to:

c/o Wayzata Investment Partners LLC

701 East Lake Street, Suite 300

Wayzata, MN 55391

Attention: Ray Wallander, Esq.

Email:    rwallander@wayzpartners.com

With a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038-4982

Attention: Matthew A. Schwartz, Esq.

Email:    mschwartz@stroock.com

(b)	if to Parent or Merger Sub, to:

H&E Equipment Services

7500 Pecue Ln

Baton Rouge, LA 70809

Attention: John Engquist

Email: jengquist@he-equipment.com

With a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036-6797

Attention: Derek M. Winokur

Email: Derek.Winokur@dechert.com

Section 6.8    Entire Agreement. This Agreement (including the documents and the instruments referred to herein), together with the Key Holders Exchange Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings.

Section 6.9    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided that Parent may assign this Agreement to any of its Affiliates. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person (other than the parties hereto and, solely with respect to Section 6.15 hereof, the No Recourse Parties (as defined below)) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 6.10    Severability. The provisions of this Agreement shall be deemed severable. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction or the application of that provision, in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

Section 6.11    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that the parties may not have an adequate remedy at Law in the event that any of the obligations of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity, including monetary damages. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate, (b) an award of performance is not an appropriate remedy for any reason at Law or equity, and (c) any requirement under any Law to post security or a bond or similar undertaking as a prerequisite to obtaining equitable relief.

Section 6.12    Fees and Expenses. Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.13    Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Owned Shares or Stockholder Owned Units. All rights, ownership and economic benefits of and relating to the Stockholder Owned Shares and the Stockholder Owned Units shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Stockholder Owned Shares or the Stockholder Owned Units, except as otherwise provided in this Agreement.

Section 6.14    Capacity. Parent acknowledges that nothing herein shall limit or affect any Affiliate of any Stockholder who serves as an officer, manager or director of the Company or any of its subsidiaries solely to the extent acting in its capacity as an officer, manager or director of the Company or any such subsidiaries, and no actions or omissions of any such Affiliate acting in such capacity shall be deemed a breach of this Agreement by any Stockholder. For purposes of this Section 6.14, the term Affiliate shall be deemed to include, with respect to either Stockholder, the directors, managers, officers, members, partners, stockholders and employees of such Stockholder or any Affiliate or Related Fund of such Stockholder.

Section 6.15    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that the Stockholders may be partnerships, the parties hereto covenant, agree and acknowledge that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, Affiliates, limited partners, general partners, members, managers, employees, stockholders or equity holders of any Stockholder, or any former, current or future directors, officers, agents, Affiliates, employees, general or limited partners, members, managers, employees, stockholders or equity holders of any of the foregoing, as such (any such Person, a “No Recourse Party”), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 6.16    Obligations Several. The obligations of the Stockholders under this Agreement shall be several and not joint and several.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

H&E EQUIPMENT SERVICES, INC.

By:	/s/ John Engquist
Name:	John Engquist
Title:	Chief Executive Officer

STOCKHOLDERS:

WAYZATA OPPORTUNITIES FUND II, L.P.
By: WOF II GP, L.P., its General Partner By: WOF II GP, LLC, its General Partner

By:	/s/ Patrick J. Halloran
Name:	Patrick J. Halloran
Title:	Authorized Signatory

WAYZATA OPPORTUNITIES FUND OFFSHORE II, L.P.
By: Wayzata Offshore GP, II, LLC, its General Partner

By:	/s/ Patrick J. Halloran
Name:	Patrick J. Halloran
Title:	Authorized Signatory

EXECUTION VERSION

Schedule I

Stockholder Owned Shares

Stockholder	Number of Stockholder Owned Shares
Wayzata Opportunities Fund II, L.P.	14,585,304
Wayzata Opportunities Fund Offshore II, L.P.	366,321

Stockholder Owned Units

Stockholder	Number of Stockholder Owned Units
Wayzata Opportunities Fund II, L.P.	14,585,304
Wayzata Opportunities Fund Offshore II, L.P.	366,321